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                                                                   Exhibit 10(k)

                                 BEARINGS, INC.
                         1990 LONG-TERM PERFORMANCE PLAN

1.            OBJECTIVES

              The Bearings, Inc. 1990 Long-Term Performance Plan (the "Plan") is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company's ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance related incentives and (c) enabling key management employees and outside directors to participate in the long-term growth and financial success of the Company. These objective will be promoted by awarding to such persons performance-based stock awards, restricted stock, stock options, stock appreciation rights and/or other performance or stock-based awards.

2.            DEFINITIONS

              (a) "Award" -- The grant of stock or any form of stock option, stock appreciation right, performance share, restricted stock, other stock-based award or cash whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

              (b) "Award Agreement" -- An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

              (c) "Board" -- The Board of Directors of the Company.

              (d) "Common Shares" or "shares" -- Authorized and issued or unissued shares of common stock without par value of the Company.

              (e) "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

              (f) "Committee" -- The Executive Organization and Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect (Rule 16b-3). The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board.

              (g) "Company" -- Bearings, Inc., an Ohio corporation, and its direct and indirect subsidiaries.

              (h) "Fair Market Value" -- The average of the high and low prices of Common Shares as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the average of the high and low prices of Common Shares as reported on said composite tape for the preceding day on which sales of Common Shares were made on said Exchange.

              (i) "Participant" -- Any employee of the Company, or other person whose selection the Committee determines to be in the best interests of the Company, to whom an award has been made under the Plan.




3.            ELIGIBILITY
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              Persons eligible to be selected as Participants shall include employees of the Company who hold responsible managerial or professional positions and outside directors whose performance, in the judgment of the Committee, can contribute to the continued growth and success of the Company. The Election of Participants shall be within the sole discretion of the Committee. Grants may be made to the same Participant on more than one occasion.

4.            COMMON SHARES AVAILABLE FOR AWARDS

              The aggregate number of Common Shares which may be awarded under the Plan in each fiscal year of the Company, subject to adjustment as provided in Section 15 hereof, shall be two percent (2%) of the total outstanding Common Shares as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Common Shares available for grant hereunder in previous years but not the subject of Awards granted hereunder in such year; and provided further, that no more than two hundred thousand (200,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan. In addition, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the Common Shares available for grants under the Plan. Such Shares may consist, in whole or in part of authorized and unissued shares or treasury shares.

              From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with government authorities and stock exchanges to make Common Shares available for issuance pursuant to Awards. Any Common Shares subject to an Option which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related stock appreciation right ("SAR") to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Stock or Performance Shares which are forfeited, shall again be available for Awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

5.            ADMINISTRATION

              The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award Granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award and
(vii) otherwise supervise the administration of the Plan. In addition, the Board shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may in the sole judgment and discretion of the Board, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

6.            DELEGATION OF AUTHORITY

              The Committee may to the extent that any such action will not prevent the Plan from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.

7.            AWARDS

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              The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly; in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for stock options shall not be less than the Fair Market Value on the date of grant of the new Award. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

              (a) Stock Option -- A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions limitations established by the Committee, complies with Section 422A of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant, that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan.

              (b) Stock Appreciation Right or SAR -- A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value or other specified valuation of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be no less than Fair Market Value.

              (c) Stock Award -- An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such awards may be based on Fair Market Value or other specified valuation.

              (d) Cash Award -- An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specific indices, attaining growth rates and other comparable measurements of Company performance.

8.            PAYMENT OF AWARDS

              Payment of Awards may be made in the form of cash. Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred to as "Restricted Stock". Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sun payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend


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equivalent rights may be extended to and made part of any Award denominated in shares or units of Shares subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deterred payments denominated in shares or units of shares. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type, provided that Awards may not be made to substitute for previously granted stock options having higher exercise prices.

9.            STOCK OPTION EXERCISE

              The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or by any other means which the Committee determines to be consistent with the Plan's objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares or other Awards and may impose such conditions on the use of Common Shares or other Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are rendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10.           TAX WITHHOLDING

              The Corporation shall have the authority to withhold, or to require a Participant to remit to the Corporation, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Corporation may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivery to the Corporation shares of Common stock held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Corporation to retain Common Shares otherwise issuable to the amount of the tax or (ii) directing the Corporation to retain Common Shares otherwise issuable to the Participant under the Plan.. If Common Shares are used to satisfy the withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.           AMENDMENT, MODIFICATION, SUSPENSION OR DISCONTINUANCE OF THIS PLAN

              The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to
(i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.

              The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Board may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity.

12.           TERMINATION OF EMPLOYMENT

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              If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

13.           CANCELLATION AND RESCISSION OF AWARDS

              Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

                      (a) A Participant shall slot render services for arty
              organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgement of the Chief Executive Officer shall be based on the Participants position and responsibilities while employed by the Company, the Participant's postemployment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant's assuming the postemployment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

                      (b) A Participant shall not, without prior written
              authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

                      (c) Upon exercise, payment or delivery pursuant to an
              Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

14.           NONASSIGNABILITY

              Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisabLe by, anyone other than the Participant to whom it was granted.

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15.           ADJUSTMENTS; WAIVER OF RESTRICTIONS

              (a) In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in stock or units of stock; (ii) the stock prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a Corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

              (b) The Board may, in its sole discretion, based on such factors as the Board or the Award Agreement may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

16.           CHANGE IN CONTROL

              (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Cash Awards shall be deemed to have been fully earned as of the date of the Change in Control.

              (b) A "Change in Control" of the Company shall have occurred when any Acquiring Person, alone or together with its Affiliates and Associates, shall become the beneficial owner of twenty percent (20%) or more of the Common Shares then outstanding or the Continuing Directors no longer constitute a majority of the Board.

              (c) "Acquiring Person" means any person (any individual, firm, corporation or other entity), other than the Company, any Subsidiary or parent of the Company, any employee benefit plan of the Company or of any Subsidiary or parent of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plans.

              (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

              (e) "Continuing Director" means a member of the Board of Direction of the Company who either was a member of the Board of Directs of the Company on the effective date of this Plan or who subsequently became a director of the Company and whose initial election or initial nomination for election by the Company's shareholders subsequent to such date was approved by a vote of a majority of the Continuing Directors then on the Board of Directors of the Company.

17.           NOTICE

              Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of the Chief Financial Officer or the Chief Executive Officer.


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18.           UNFUNDED PLAN

              Insofar as it provides for Awards of cash and Common Shares, the plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash. Common Shares or rights hereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash. Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

19.           GOVERNING LAW

              The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Ohio and construed accordingly.

20.           RIGHTS OF EMPLOYEES

              Nothing in the Plan shall interfere with or limit in anal way the right of the Corporation or any subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Corporation or any subsidiary.

21.           STATUS OF AWARDS

              Awards hereunder shall not be deemed compensation for purpose of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

22.           EFFECTIVE AND TERMINATION DATES

              The Plan shall become effective on the date it is approved by the holders of a majority of the Common Shares then outstanding. The Plan shall continue in effect until terminated by the Board pursuant to Section II.